Exhibit 10.1
RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
TECHNIPFMC PLC INCENTIVE AWARD PLAN
This Restricted Stock Unit Agreement (the “Agreement”) is made as of <<Grant Date>> (the “Grant Date”) by TechnipFMC plc, a public limited company incorporated under the laws of England and Wales (the “Company”) and <<Participant Name>> (the “Participant”).
The TechnipFMC plc Incentive Award Plan (the “Plan”), as it may be amended or restated from time to time, is incorporated by reference and made a part of this Agreement and will control the rights and obligations of the Company and the Participant under this Agreement. Except as otherwise expressly provided herein, all capitalized terms have the meanings provided in the Plan. To the extent there is a conflict between the Plan and this Agreement, the provisions of the Plan will prevail.
The provisions of this Agreement are replaced, superseded and/or supplemented, as applicable, by the provisions of the Country Schedules applicable to the Participant as set forth on Schedule A.
The Compensation Committee of the Company’s Board of Directors (the “Committee”) determined that it would be to the competitive advantage and interest of the Company and its stockholders to grant an award of restricted stock units to the Participant as an inducement to remain in the service of the Company or one of its affiliates (collectively, the “Employer”).
The Committee, on behalf of the Company, grants to the Participant an award of <<Shares Granted>> restricted stock units (the “RSUs”) of the Company’s ordinary shares (the “Shares”). The award is made upon the following terms and conditions:
1.Vesting. The RSUs will vest on <<Vesting Date>> (i.e., after a period of three (3) years from the date of grant of the RSUs) (the “Vesting Date”), subject to the Participant’s continued employment, appointment or service through the Vesting Date, unless otherwise provided in Sections 2 or 3 below. On the Vesting Date, the Company will deliver an equal number of Shares as the number of vested RSUs as freely transferable Shares. All RSUs will be forfeited upon Participant’s Termination of Service before the Vesting Date other than as provided in Sections 2 or 3 below. Prior to the Vesting Date, an Award remains subject to substantial risk of forfeiture.
2.Death, Disability or Retirement.
(a)Notwithstanding Section 1 hereof, in the event of Participant’s death or Disability (as defined below) prior to the Vesting Date, the RSUs will vest and be immediately transferable as of the date of such death or Disability.
(b)Notwithstanding Section 1 hereof, in the event of Participant’s Retirement (as defined below) prior to the Vesting Date, the Participant will retain the right to receive vested RSUs on the Vesting Date.
3.Change in Control. Notwithstanding the foregoing, upon a Change in Control where the surviving corporation or any parent corporation thereof:
(a)assumes or continues the Award, the RSUs shall continue to be subject to vesting and forfeiture as provided in Sections 1 and 2, payable on the Vesting Date; provided, however, in the event of the Participant’s Termination of Service prior to the Vesting Date for a reason other than Participant’s engaging in a Detrimental Activity (as defined below) or by Participant for Good Reason (as defined below) and within the twenty-four month period following the consummation of a Change in Control (the “Protection Period”), such RSUs shall be payable upon the date of Participant’s Termination of Service, subject to any required delay as provided under Section 16; or
(b)does not assume or continue the Award, such RSUs shall vest in full and be payable on the consummation of the Change in Control.

4.Confidentiality and Non-Competition. The Participant acknowledges that Participant is in possession of and has access to Confidential Information, as defined in Exhibit A, of the Company and its Subsidiaries, including material relating to the Company’s business, products, services, current and planned operations, in addition to being introduced to important actual and potential clients, customers, investors, service providers, vendors, suppliers, business partners, and other relationships of the Company. Participant acknowledges that the business, products, and services of the Company and its Subsidiaries are highly specialized and that it is essential that they be protected. Accordingly, by acceptance of the RSU, Participant agrees to be bound by the terms and conditions of the Confidentiality and Non-Compete Agreement (the “Confidentiality and Non-Compete Agreement”) set forth on Exhibit A, which is incorporated herein by reference.
5.Rights and Obligations as Stockholder.
(a)Prior to the Vesting Date, the Participant may not vote, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any of the RSUs. The Participant will receive Dividend Equivalents on the RSUs, provided, however, that no Dividend Equivalents shall be payable prior to the Vesting Date on any unvested RSUs. All Dividend Equivalents paid on unvested RSUs shall be held by the Company until such RSUs become vested RSUs.
(b)After the Vesting Date, the Participant agrees to comply with any and all Applicable Laws, the Company Policies (as defined in Section 20) and all other applicable Company policies regarding trading in the Shares received.
6.No Limitation on Rights of the Company. The granting of RSUs will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7.Employment. Nothing in this Agreement or in the Plan will be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Employer will continue to employ, work with or appoint the Participant, or as affecting in any way the right of the Employer to terminate the employment, service or appointment of the Participant at any time.
8.Government Regulation. The Company’s obligation to deliver Shares following the Vesting Date will be subject to all Applicable Laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
9.Withholding. The Employer, in accordance with the terms of the Plan, will comply with all applicable withholding tax laws, and will be entitled to take any action necessary to effectuate such compliance. The Company may withhold a portion of the Shares to which the Participant or beneficiary otherwise would be entitled equivalent in value to the taxes required to be withheld, determined based upon the Fair Market Value of the Shares. For purposes of withholding, Fair Market Value shall be equal to the closing price (as reported on the New York Stock Exchange) of the Shares on the Vesting Date, or, if the Vesting Date is not a business day, the next business day immediately following the Vesting Date.
10.Notice. Any notice to the Company provided for in this Agreement will be addressed to it in care of its Secretary, TechnipFMC plc, 11740 Katy Freeway, Houston, Texas 77079, and any notice to the Participant (or other person entitled to receive the RSUs) will be addressed to such person at the Participant’s address last on file with the Company, or to such other address as either may designate to the other in writing. All notices will be deemed to be duly given as provided in Section 13.
11.Administration. The Committee administers the Plan and delegates certain administrative authority in accordance with the Equity Plan Committee Grant Policy adopted by the Committee. The Participant’s rights under this Agreement are expressly subject to the terms and conditions of the Plan and the Sub-Plans, if any, a copy of which has been made available to the Participant.
12.Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.
13.Sole Agreement. This Agreement constitutes the entire agreement between the parties to it relating to the RSUs and supersedes any and all prior oral and written representations. This Agreement may only be amended by written agreement between the Company and the Participant.
14.Delivery of Documents. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in a government sponsored postal service, by registered or certified mail, or with an internationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature hereto or at such other address as such party may designate in writing from time to time to the other party.
15.Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described herein. Electronic execution of this Agreement shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in the Plan and this Agreement.
16.Paper Copies. Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery or execution of such document fails.
17.Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, then (a) to the extent necessary to avoid any imposition of taxes under Section 409A on the Participant, and payment of the Award is made upon the Participant’s termination of employment or service, then such payment will only be made if such termination is a “separation from service” within the meaning of Section 409A and if the Participant is a “specified employee” as defined in Section 409A, then such payment will be delayed until the first business day following the six month anniversary of such separation from service, and (b) the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
18.Clawback. This Award (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon receipt or exercise of this Award or upon the receipt or resale of any Shares underlying this Award) shall be subject to the provisions of the Company’s Clawback Policy as in effect from time to time, including, without limitation, any modifications thereto as is necessary to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.
19.Governing Law. The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of Delaware.
20.Data Privacy. This clause cancels and supersedes clause 11.8 of the Plan. Each Participant acknowledges that, in order to perform, including to implement, manage and administer the Plan and the Agreement (“Purposes”), it is necessary to collect and process personal information concerning the Participant including: Participant’s name, home address, telephone number, date of birth, social security number (where allowed), or insurance number, or national identification number (where allowed), passport number (where allowed), salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards (“Data”). Company, having its registered office at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, is the data controller for such processing. As the case may be, Data are collected directly from the Participant or are provided by the Employer.

In addition to the Purposes, Company uses the Data (i) in order to comply with securities law and financial reporting and other legal requirements, and (ii) on the basis of its legitimate interest in case of a pending and/or threatening dispute and/or (legal) claim, investigation by a relevant supervisory authority, litigation or arbitration, to determine its legal position, in order to obtain (external) advice and/or to establish and/or defend its (legal) position and/or to exercise a (legal) claim.
Data may be disclosed to Subsidiaries’ (including Employer) or to third-party stock plan administrators (including banks, brokers, custodians, central securities depositories, stock exchanges, etc.), their respective auditors, advisors and consultants and any other parties as may be required or appropriate for the Purposes. Data may also be made available to public authorities where required by law or regulation and may also be disclosed to judicial and arbitration courts and/or committees and external advisors. These entities and authorities may be located in the United States, the European Economic Area, or elsewhere, including in territories where data protection laws may not be as protective as in the Participant’s jurisdiction of residence. Where relevant, the Company and its Subsidiaries will implement appropriate safeguards to ensure the protection of the Data when disclosing the Data to a third party, such as the standard contractual clauses proposed by the European Commission. If Participant is employed by a Subsidiary established within the European Economic Area, in the event that the United Kingdom becomes a third country (for the purposes of the GDPR) as a result of the Brexit, Company will implement appropriate safeguards to ensure the protection of the Data in case of transfers of the Data from inside of the European Economic Area to outside of the European Economic Area, such as the standard contractual clauses proposed by the European Commission. Participant may request a copy of such safeguards by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com or Participant’s local human resources representative.
Participant may request to have access to the Data, to rectify any such Data, to erase the Data, to restrict processing of the Data, to object to the processing of the Data, as well as request Data portability pursuant to Articles 15 to 21 of the GDPR and has the right to file complaints and/or claims with the competent data protection authority. Requests regarding the Data, questions or complaints may be addressed by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com or Participant’s local human resources representative.
It is obligatory for the Participant to provide any Data requested. If the Participant chooses not to furnish any Data requested or restrict the processing of the Data, Company will not be able to perform its obligations under the Plan.
Data will be held and used only as long as is necessary for the Purposes. Only where the Company and/or its Subsidiaries are legally obliged to (e.g. for compliance with legal and financial reporting purposes), or where this is necessary for defending their interests in the context of judicial proceedings, the Company and/or its Subsidiaries will store the Data for longer periods. Participant may request further information on retention period applicable to the Data by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com or Participant’s local human resources representative.
Participant may find further country-specific information on the processing of the Data under Schedule A of the Agreement, including but not limited to the contact details of the local Data Protection Officer, if any.
If Participant is employed by a Subsidiary established outside of the European Economic Area and to the extent its consent to the processing and/or the transfer of Data is required (see country-specific information in Schedule A of the Agreement), Participant hereby consents to such processing and/or transfer as described in clause 20 of the Agreement. At any time, Participant may withdraw the consent given herein in writing by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com or Participant’s local human resources representative. Participants acknowledges, agrees and accepts that in the event he or she chooses to withdraw his or her consent, Company may not be able to perform its obligations and administer the Plan and the Agreement.
21.Securities Law Notification and Restrictions on Trading. The Company’s Code of Business Conduct and Insider Trading Policy (the “Company Policies”) and the insider trading and anti-market abuse rules of both the U.S. Securities Exchange Act and the Market Abuse Regulation ((EU) No 596/2014 (MAR) (collectively the “Insider Trading Rules”), may impact the ability to sell Shares acquired under this Agreement and the Plan while the Participant has material non-public inside information regarding the Company. In addition, the Insider Trading Rules prohibit the Participant from recommending to other persons to engage in insider trading or induce other persons to engage in insider trading, unlawfully disclose material non-public inside information and/or engage in or attempt to engage in market manipulation while in possession of material non-public inside information. By accepting this Agreement, the RSUs granted hereunder and participating in the Plan, Participant acknowledges having read and understood this Securities Law Notification and further acknowledges that it is Participant’s responsibility to comply with the Company Policies and the Insider Trading Rules.
22.Funding. The RSUs represent an unfunded promise to pay and deliver Shares in the future. The Company may settle the RSUs through newly issued Shares, treasury Shares or Shares held in an employee benefit trust (EBT) established for the administrative convenience of the Company for the purpose of issuing Shares in settlement on behalf of the Company of Awards under the Plan, in its sole discretion and not for the purposes of funding the Plan. The Participant has no right to any Shares held in any EBT, or to have the RSUs settled on behalf of the Company in any Shares held by an EBT.
23.Definitions.
Unless otherwise provided on Schedule A:
(a)“Detrimental Activity” means
(i)the Participant’s willful and continued failure to substantially perform the Participant’s employment duties in any material respect (other than any such failure resulting from Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes the Participant has failed to perform the Participant’s duties, and after the Participant has failed to resume substantial performance of the Participant’s duties on a continuous basis within thirty (30) calendar days of receiving such demand;
(ii)the Participant’s willfully engaging in other conduct which is demonstrably and materially injurious to the Company or an affiliate;
(iii)the Participant’s having been convicted of, or pleading guilty or nolo contendere to, a felony under federal or state law; or
(iv)the Participant’s breach of any provision of the Confidentiality and Non-Compete Agreement.
(b)“Disability” means Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months.
(c)“Good Reason” means, without the Participant’s express written consent, the occurrence of any one or more of the following during the Protection Period:
(i)the assignment of the Participant to duties materially inconsistent with the Participant’s authorities, duties, responsibilities, and status (including, without limitation, offices, titles and reporting requirements) as an employee of the Company (including, without limitation, any material adverse change in duties or status as a result of the stock of the Company ceasing to be publicly traded or of the Company becoming a subsidiary of another entity, or any material adverse change in the Participant’s reporting relationship, such as the chairman or chief executive officer ceasing to report to the Board of Directors of a publicly traded company), or a reduction or alteration in the nature or status of the Participant’s authorities, duties, or responsibilities from the greatest of those in effect (x) on the Grant Date, (y) during the fiscal year immediately preceding the year of the Change in Control, and (z) on the date immediately preceding the Change in Control;
(ii)the Company’s requiring the Participant to be based at a location which is at least one hundred (100) miles further from the Participant’s then current assigned work location immediately prior to the Change in Control, except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business obligations as of the Grant Date or as the same may be changed from time to time prior to a Change in Control;
(iii)a material reduction by the Company in the Participant’s then current salary of record paid as annual salary (excluding amounts received under incentive or other bonus plans), as in effect on the Grant Date or as the same may be increased during the Protection Period;

(iv)a material reduction in the Participant’s level of participation in any of the Company’s short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Participant participates from the greatest of the levels in place (a) on the Grant Date, (b) during the fiscal year immediately preceding the year of the Change in Control and (c) on the date immediately preceding the Change in Control; or
(v)any termination of Participant’s employment by the Company that is not effected pursuant to a written notice of termination which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment.
The existence of Good Reason will not be affected by the Participant’s temporary incapacity due to physical or mental illness not constituting a Disability. The Participant’s continued employment will not constitute a waiver of the Participant’s rights with respect to any circumstance constituting Good Reason; however, “Good Reason” for Participant’s separation from employment will exist only if: the Participant provides written notice to the Company within ninety (90) days of the occurrence of any of the above listed events; the Company fails to cure the event within thirty (30) days following the Company’s receipt of Participant’s written notice; and the Participant separates from employment with the Company effective not later than twenty four (24) months after the original occurrence of the “Good Reason” event. For sake of clarity, the event giving rise to a Good Reason termination must occur during the Protection Period, but Participant’s actual termination of employment for Good Reason may occur after the end of the Protection Period, and such termination will be treated as if it occurred during the Protection Period for purposes of Section 3(a).
(d)“Retirement” means the termination of Participant’s employment on or after the date Participant reaches the age of 62.
Executed as of the Grant Date.

TechnipFMC plc

By:	Agnieszka KMIECIAK
	Executive Vice President, People & Culture	<<Signed Electronically>>

<<Acceptance Date>>

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.
EXHIBIT A
CONFIDENTIALITY AND NON-COMPETE
1.Confidentiality. Participant must not (except in the proper performance of Participant’s duties) while employed by the Employer or at any time without limit after the date on which Participant’s employment with the Employer terminates:
(a)divulge or communicate to any person;
(b)use for Participant’s own purposes or for any purposes other than those of the Employer or, as appropriate, any of its clients; or
(c)through any failure to exercise due care and diligence, cause any unauthorized disclosure of;
any trade secrets, confidential, or proprietary information relating to the Company or any Subsidiary or any of its clients (“Confidential Information”). Confidential Information does not include any information that (i) is or becomes generally available to the public other than as a result, in whole or in part, by Participant’s disclosure or wrongful act; (ii) was available to Participant on a non-confidential basis before its disclosure by a member of the Company or any Subsidiary; or (iii) becomes available to Participant on a non-confidential basis from a source other than the Company or any Subsidiary, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary. Participant must at all times use best efforts to prevent publication or disclosure of any

Confidential Information. Participant further agrees that if Participant is questioned about information subject to this Agreement by anyone not authorized to receive such information, Participant will notify the Company within 24 hours. Except as required in performing Participant’s duties for the Company or any Subsidiary, Participant agrees not to remove from the Company’s or any Subsidiary’s premises or its control any Confidential Information including by copying or transmitting such information via personal digital device, mobile phone, external hard drives, USB “flash” drives, USB storage devices, Fire Wire storage devices, floppy discs, CD’s, DVD’s, personal email accounts, online or cloud storage accounts, memory cards , zip discs, and any other similar media or means of transmitting, storing, or archiving data outside of Company-supported systems. Upon termination of employment Participant agrees to return all Confidential Information in whatever form to the Company within 24 hours.
2.Restrictions. In the course of Participant’s employment Participant has been exposed to, and will continue to be exposed to, Confidential Information and will acquire other proprietary knowledge relating to the Company’s and Subsidiaries’ current and planned operations in addition to being introduced to important actual and potential clients, customers, investors, service providers, vendors, suppliers, business partners, and other relationships of the Company and with other Subsidiaries. As such, the Company will be entrusting Participant with the goodwill of the Company and Confidential Information. Therefore, subject to the terms of Clause 3, Participant agrees that:
(a) Participant will not during the period of Participant’s employment with the Employer and for a period of 12 months after the termination of Participant’s employment (the “Restricted Period”), either directly, or indirectly through any other person, firm, or other organization (each, a “Person”), that is engaged in the business of engineering, construction, and related services in the field of oil, gas, and petrochemicals (the “Business”), including but not limited to: Baker Hughes Company, Halliburton Company, John Wood Group plc, McDermott International, Inc., National Oilwell Varco, Inc., Saipem S.p.A, Schlumberger Limited, Subsea 7 S.A., Weatherford International plc, and any companies in their respective corporate groups and any successors thereto (each a “Restricted Entity”):

(i)
solicit, entice, or induce any Person that at any time during the last year of Participant’s employment with the Employer (that period referred to as the “Relevant Period”) was a supplier of the Company or a Subsidiary (and with whom Participant or one of Participant’s direct reports was actively involved during that time or in respect of which Participant is in possession of Confidential Information) to reduce the level of business between the supplier and the Company or such Subsidiary and Participant will not approach any supplier for that purpose or authorize or approve the taking of such actions by any other Person;

(ii)
solicit business that is of the same or similar nature as that part of the Business with which Participant was materially concerned at any time during the Relevant Period or in respect of which Participant is in possession of Confidential Information as a result of Participant’s employment during the Relevant Period (such business referred to as the “Restricted Business”) from any Person that at any time during the Relevant Period was a customer or client of the Company or a Subsidiary (and with whom Participant or one of Participant’s direct reports was actively involved during that time or in respect of which Participant is in possession of Confidential Information) and Participant will not approach any client or customer for that purpose or authorize or approve the taking of such actions by any other Person. For the purposes of this restriction, the expression “customer or client” shall include all Persons from whom the Company or a Subsidiary has received inquiries for the provision of goods or services with respect to the Business where such inquiries have not been concluded;

(iii)
within the Restricted Area (as defined below) during the Restricted Period or for any period which Participant is privy to any Confidential Information, be employed or engaged in or actively providing Participant’s services to any Restricted Entity, or business which is the same as or similar to the Business. The Restricted Area means each country, territory, county, parish, borough, or equivalent thereof in which (A) the Company or a Subsidiary that employs the Participant has customers or service assignments about which Participant received or obtained Confidential Information during his/her employment; (B) the Participant had a customer or service assignment for the Company or any Subsidiary in the one-year period preceding, or (C) in which the Company or any Subsidiary had a work site, job site, facility, or office at which the Participant had work activity for the Company or any Subsidiary in the one-year period preceding (the “Restricted Area”). The restrictions of this

Clause 2 shall likewise apply if, although Participant’s place of work is located outside the Restricted Area, Participant’s activity is performed for the benefit of a Restricted Business located in the Restricted Area.
(a)During the Restricted Period, Participant will not employ or engage or otherwise solicit, entice, or induce any person who, during the Relevant Period, was an employee, consultant, or contractor of the Company or a Subsidiary and who was employed during that period in a senior sales, marketing, financial, managerial, professional, or equivalent capacity to become employed or engaged by Participant or any other Person, and Participant will not approach any such person for such purpose or authorize or approve the taking of such actions by any other Person.
3.Limitations and amendments. The following amendments and limitations shall apply to restrictions in Clause 2;
(a)The restrictions contained in Clause 2 will not apply if Participant has received the prior written consent of the Company to Participant’s activities or if Participant will not be in competition with the Business in carrying out those activities.
(b)If the Employer suspends any of Participant’s duties under any notice period or garden leave provision of any employment contract entered into between Participant and the Company or any Subsidiary, the period after the end of Participant’s employment during which the restrictions shall apply shall be reduced so that the aggregate of the period of the suspension and the post-termination restrictions shall not exceed 12 months.
(c)The Company may add or remove entities from the list of Restricted Entities if there are any corporate re-organizations, mergers, acquisitions, divestitures, or other material changes in the corporate structure of any Restricted Entity and will notify Participant in writing of any changes to that list.
(d)Each of the restrictions in Clause 2 are separate and severable restrictions and are considered by the parties to be reasonable in all circumstances. It is agreed that if any such restriction by itself, or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Employer but would be adjudged reasonable if part or parts of the wording were deleted, the relevant restriction or restrictions shall apply with such deletion(s) or reduction(s) as may be necessary to make it or them valid and effective. To the extent that any of the restrictions may not be so modified and would otherwise be unenforceable, then such restriction may be stricken from this Agreement without nullifying this Agreement or any other portion of this Agreement that would otherwise be enforceable.
(e)Participant acknowledges that Participant voluntarily agreed to the covenants set forth in Clause 2, and that the limitations and restrictions set forth herein, including geographical and temporal restrictions on certain competitive activities, are reasonable in all respects; are not oppressive; are material and substantial parts of this Agreement; and are intended and necessary to prevent unfair competition and protect the Company’s and its Subsidiaries’ Confidential Information, goodwill, and substantial and legitimate business interests, while allowing Participant to reasonably perform a business activity in line with Participant’s acquired skills and expertise without breaching the restrictions contained within Clause 2.

4.Consideration. Participant acknowledges that the grant of the RSUs is sufficient consideration for entering into the restrictions in Clauses 1 and 2.
5.Non-Interference with Whistleblower Rights. Nothing in this Confidentiality and Non-Compete Agreement prohibits the Participant from reporting possible violations of law or regulation to any governmental agency or entity or making disclosures that are protected under a “whistleblower” provision of law.
6.Enforcement of Covenants. The Company may take any and all action that it determines necessary and legally permissible to enforce this Agreement or to prevent any breach or threatened breach of Clause 1 or 2 of this Agreement, including but not limited to recovery of any damages caused by such breach or threatened breach, and/or taking court action to stop a Participant from breaching or potentially breaching the Agreement. Because of the difficulty of measuring economic losses to the Company and any Subsidiary from Participant’s breach of Clause 1 or 2 of this Agreement, and because of the immediate and irreparable damage that such breach would cause, with no other adequate remedy at law, Participant agrees that in the event the Company determines in its sole discretion that Participant is in breach or is threatening to breach of any such provisions, the Company is entitled to obtain injunctive relief (without the requirement of posting a bond) from a court of competent jurisdiction to stop or prohibit any such breach or threatened breach. Such injunctive relief is not the Company’s only or exclusive remedy for a breach or threatened breach of these covenants, but instead is in addition to all other rights and remedies available to the Company at law and in equity, including recovery of specific damages.

SCHEDULE A
TO TECHNIPFMC PLC INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
COUNTRY SCHEDULE
This Schedule A includes (i) additional terms and conditions applicable to all Participants, and (ii) additional terms applicable to Participants providing services to the Company in the countries identified below. These terms and conditions are in addition to those set forth in the Agreement, unless otherwise noted, and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Schedule A without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.
Participants are advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in the country of residence may apply to Awards.

I.	GLOBAL PROVISIONS APPLICABLE TO ALL PARTICIPANTS
By acceptance of the Award, the Participant acknowledges and agrees that:
(a)No Guarantee of Continued Service. THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE WILL OCCUR ONLY IF THE PARTICIPANT CONTINUES AS A DIRECTOR, OR EMPLOYEE (AS APPLICABLE) OF THE COMPANY OR A SUBSIDIARY THROUGH THE APPLICABLE VESTING DATE UNLESS OTHERWISE SPECIFICALLY PROVIDED IN THE AGREEMENT. THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A DIRECTOR OR EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE RIGHT OF THE COMPANY OR ANY SUBSIDIARY TO EFFECT A TERMINATION OF SERVICES AT ANY TIME,AND FOR ANY REASON, NOR SHALL IT BE CONSTRUED TO AMEND OR MODIFY THE TERMS OF ANY CONSULTANCY, DIRECTORSHIP, EMPLOYMENT OR OTHER SERVICE AGREEMENT BETWEEN A PARTICIPANT AND THE COMPANY OR ANY SUBSIDIARY.
(b)The Plan is discretionary in nature and that, subject to the terms of the Plan, the Company can amend, cancel or terminate the Plan at any time.

(c)The grant of the RSUs under the Plan is voluntary and occasional and does not give Participant any contractual or other right to receive RSUs or benefits in lieu of RSUs in the future, even if a Participant has received RSUs repeatedly in the past.
(d)All determinations with respect to any future awards, including, but not limited to, the times when awards under the Plan shall be granted and the terms thereof, including the time or times when any RSUs may vest, will be at the sole discretion of the Administrator.
(e)Participation in the Plan is voluntary.
(f)The value of the RSUs is an extraordinary item of compensation that is outside of the scope of any directorship, consultancy or employment contract or relationship.
(g)The RSUs are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments.
(h)The RSUs shall expire, terminate and be forfeited upon Termination of Services for any reason, except as otherwise explicitly provided in this Agreement as may be modified by this Schedule A and/or the Plan.
(i)The future value of the Shares that may be issued upon vesting of the RSUs is unknown and cannot be predicted with any certainty.
(j)No claim or entitlement to compensation or damages arises from the expiration, termination or forfeiture of the RSUs or any portion thereof.
(k)Neither the Company nor any Subsidiary has provided, nor will they provide, any Participant with specific tax, legal or financial advice with respect to the RSUs, the Shares issuable upon vesting of RSUs, this Agreement, this Schedule A or the Plan. Neither the Company nor any Subsidiary is making, nor have they made, any recommendations relating to participation in the Plan, the receipt of the RSUs or the acquisition or sale of Shares upon receipt of RSUs.
(l)The Participant shall bear any and all risk associated with the exchange of currency and the fluctuation of currency exchange rates in connection with this Award, including without limitation in connection with the sale of any Shares issued upon vesting of the RSUs.
(m)It shall be the Participant’s responsibility to comply with any and all exchange control requirements applicable to the RSUs and the sale of Shares issued upon vesting of the RSUs and any resulting funds including, without limitation, reporting or repatriation requirements.
(n)The Participant shall be responsible for legal compliance requirements relating to the RSUs or the ownership and possible sale of any Shares issued upon vesting of the RSUs, including, but not limited to, tax reporting, the exchange of U.S. dollars into or from local currency, the transfer of funds to or from the United States, and the opening and use of a U.S. brokerage account.
(o)If this Agreement, the Plan, any website or any other document related to the RSUs is translated into a language other than English, and if the translated version is different from the English version, the English language version will take precedence. By acceptance of the RSUs, the Participant confirms having read and understood the documents relating to the Plan and the RSUs, including, without limitation, this Agreement and this Schedule A, which were provided in English, and waives any requirement for the Company to provide these documents in any other language.
(p)The Participant’s right to vest in the RSUs will terminate effective as of the date that is the earlier of (1) the effective date of the Participant’s Termination of Services (whether or not in breach of local labor laws), or (2) the date he or she is no longer actively providing services, regardless of any notice period or period of pay in lieu of such notice required under Applicable Laws (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the RSUs.
(q)To the extent the Participant is providing services in a country identified in Section II of this Schedule A, such Participant understands and agrees that the provisions for such country apply and are incorporated into the Agreement.

II.	COUNTRY SPECIFIC PROVISIONS APPLICABLE TO PARTICIPANTS WHO PROVIDE SERVICES IN THE IDENTIFIED COUNTRIES
FRANCE

The provisions of this Country Schedule France provide additional definitions and conditions for the purpose of granting restricted stock units (the “RSUs”) which are intended to qualify for specific French personal income tax and social security treatment in France applicable to shares granted for no consideration under Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code (Code de Commerce), for qualifying Employees and corporate officers (mandataires sociaux) who are resident in France for French tax purposes and/or subject to the French social security regime.
Notwithstanding any other provisions of the Plan and the Sub-Plan, RSUs granted under this Country Schedule France to Participants resident in France are subject to the additional following conditions:
1.Death, Disability or Retirement. In the event of Participant’s death prior to the Vesting Date, all of the RSUs will vest immediately and the underlying Shares shall be issued to his or her heirs, at their request made within 6 months following the Participant’s date of death. In the event of the Participant’s Disability (as defined below) prior to the Vesting Date, all of the RSUs will vest and be immediately transferable as of the date of such Disability. In the event of Participant’s Retirement (as defined below) prior to the Vesting Date, the Participant will retain the right to receive vested RSUs on the Vesting Date.
2.Dividends - Dividend Equivalents - Right to Vote. Prior to the Vesting Date, the Participant will not be entitled to receive Dividend Equivalents on the RSUs.
The Participant is not a shareholder and shall not be entitled to any shareholder’s rights, including but not limited to right to dividends or other distributions made or right to vote, in respect of the RSUs, until the underlying shares have been issued or delivered to the French Participant.
As from the settlement of the RSUs, the French Participant shall be entitled to dividends, distributions, right to vote or any other rights attached to the shares as they arise.
3.Change in Control. Notwithstanding Section 3 of the Agreement, in the event of a corporate transaction or a Change in Control as set forth in Section 2.11 of the Plan, adjustments to the terms and conditions of the RSUs or underlying Shares may be made only in accordance with the Plan and the Agreement, in which cases the RSUs may no longer qualify for specific French personal income tax and social security treatment.
4.Data Privacy. In addition to the rights mentioned in Section 17 of the Agreement, Participant also has a right to issue directives for the purposes of deciding what should happen to his or her Data after his or her death.
5.Definitions. For all purposes of this Agreement and the Plan the following defined terms shall apply:
(a)“Disability” means: Participant’s inability corresponding to the 2nd or 3rd category among the categories set forth in Article L. 341-4 of the French Social Security Code.
(b)“Good Reason” means, for an Employee, termination for alleged economic reasons for dismissal as defined by French law (motif économique de licenciement). For corporate officers (mandataires sociaux), the definition of “Good Reason” shall be the same as that set forth in the Agreement, adapted mutatis mutandis to a corporate officer, subject to the condition that the occurrence of the item or items listed therein result from a shareholder decision.
(c)“Retirement” means termination of the Participant’s employment contract and/or corporate officer position, by either party, at a time the Participant is entitled to benefit from full pension rights (retraite à taux plein).
6.    Confidentiality and Non-Compete Agreement - Exhibit A.
For the avoidance of doubt, the specific provisions in paragraphs (a) through (c) below to the Confidentiality and Non-Compete supersede the Confidentiality and Non-Compete and its French translation in Exhibit A.1.
Il est précisé que les dispositions spécifiques figurant aux paragraphes (a) à (c) ci-après dérogent aux dispositions de la Clause de Confidentialité et de Non-Concurrence et à celles de la traduction française de celle-ci figurant à l’Exhibit A.1.
(a)    The covenant contained in Clause 1 of the Confidentiality and Non-Compete Agreement applies during employment and for only a period of ten years following termination of employment.

L’obligation figurant à l’article 1 de la Clause de Confidentialité et de Non-Concurrence s’applique pendant toute la période d’emploi ainsi que pour une durée de dix ans suivant la rupture du contrat de travail ou de la cessation du mandat social.
(b)     The Restricted Area as defined in Clause 2(a)(iii) of the Confidentiality and Non-Compete Agreement shall instead be defined as: France, the United Kingdom of Great Britain and Northern Ireland, Norway and the State of Texas (U.S.A.).
Le périmètre de la Zone Géographique prévu à l’article 2(a)(iii) de la Clause de Confidentialité et de Non Concurrence est remplacé par le suivant : France, Royaume-Uni de Grande-Bretagne et d’Irlande du Nord, Norvège et État du Texas (États-Unis).
(c)     The Employer has the unilateral and discretionary right to waive the covenant(s) contained in Clauses 2(a)(i), (ii) and/or (iii) by notifying such decision to the Participant in writing at the latest 15 days (or such earlier date as provided by a collective bargaining agreement mandatorily applicable to the Employer) after notice of termination of employment has been delivered by the Participant to its employer, or vice versa, or by agreeing so in a mutual termination agreement, if applicable.
L’Employeur (défini comme la société TechnipFMC plc ou toute société affiliée, selon le cas) se réserve le droit unilatéral et discrétionnaire de renoncer au(x) engagement(s) contenu(s) dans les clauses 2(a)(i), (ii) et/ou (iii) en notifiant cette décision au Participant par écrit au plus tard 15 jours (ou tout délai plus court prévu par une convention collective s’imposant à l’Employeur) suivant la notification de la rupture du contrat de travail ou du mandat social par l’Employeur ou le Participant. Cette renonciation pourra également être effectuée dans le cadre d’un accord de rupture amiable, le cas échéant.
A French translation of Exhibit A is enclosed below (“Exhibit A.1”). In case of discrepancy between the English version and the French translation, the French translation shall prevail.
Une traduction française de l’Exhibit A figure ci-après (l’« Exhibit A.1 »). En cas de divergence entre la version anglaise et la traduction française, la traduction française prévaudra.
French translation of the Confidentiality and Non-Compete - Exhibit A.1.
Traduction française de la Clause de Confidentialité et de Non-Concurrence - Exhibit A.1.

CONFIDENTIALITE ET NON-CONCURRENCE
1.Confidentialité. Le Participant s’interdit (sauf dans le cadre de la bonne exécution de ses fonctions) pendant la durée de son contrat de travail ou de son mandat social avec l’Employeur ainsi qu’à tout moment après la cessation dudit contrat ou mandat :
(a)de divulguer ou de communiquer à toute personne ;
(b)d’utiliser à des fins personnelles ou à des fins étrangères à celles de l’Employeur ou, le cas échéant, celles d’un de ses clients ; ou
(c)de causer, par négligence, la divulgation non autorisée de :
tout secret d’affaires, information confidentielle ou exclusive de la Société, de l'une de ses filiales directes ou indirectes (ci-après une « Filiale ») ou de l’un de ses clients (« Information Confidentielle »). Ne sont pas considérées comme des Informations Confidentielles, les informations qui (i) sont ou deviennent généralement accessibles au public autrement qu’en raison, en tout ou en partie, de la divulgation ou d'un acte fautif du Participant ; (ii) étaient accessibles au Participant sous une forme non confidentielle avant leur divulgation par un membre de la Société ou de l’une de ses Filiales ; ou (iii) deviennent accessibles au Participant sous une forme non confidentielle à partir d’une source autre que la Société ou l’une de ses Filiales, à condition que cette source ne soit pas liée à la Société ou l’une de ses Filiales par un engagement de confidentialité. Le Participant doit, à tout moment, faire ses meilleurs efforts pour empêcher la publication ou la divulgation de toute Information Confidentielle. Le Participant s’engage en outre, s’il venait à être interrogé au sujet d'informations faisant l'objet du présent Accord, par toute personne non autorisée à recevoir de telles informations, à en informer la Société par écrit dans les 24 heures. Sauf si cela est nécessaire pour l’exécution des fonctions du Participant pour la Société ou l’une de ses Filiales, le Participant s’engage à ne pas extraire des locaux de la Société ou de l’une de ses Filiales ou soustraire à leur contrôle, toute Information Confidentielle, notamment en copiant ou en transmettant ces renseignements au moyen d'un appareil électronique personnel, d'un téléphone mobile, de disques durs externes, de lecteurs « flash » USB, de périphériques de stockage USB, de périphériques de stockage Fire Wire, de disquettes, de CD ou DVD, de comptes de messagerie personnels, de comptes de stockage en ligne ou cloud, de cartes mémoire, de disques zip ou tout autre support ou moyen similaire permettant de transmettre, stocker ou archiver des données hors des systèmes autorisés par la Société. En cas de cessation du contrat de travail ou du mandat social, le Participant s'engage à restituer toute Information Confidentielle, sous quelque forme que ce soit, à la Société dans un délai de 24 heures.
2.Restrictions. Dans le cadre de l’exécution de son contrat de travail ou de son mandat social, le Participant a pu avoir accès et continue d’avoir accès à des Informations Confidentielles ainsi qu’à d'autres connaissances exclusives relatives aux activités actuelles et envisagées de la Société et de ses Filiales. En outre, il est susceptible d’être présenté à des clients actuels ou potentiels, investisseurs, prestataires de services, fournisseurs de biens ou de services, partenaires commerciaux et à d’autres relations importantes, de la Société et de ses Filiales. A ce titre, la Société confiera au Participant son goodwill ainsi que des Informations Confidentielles. Par conséquent, sous réserve des modalités de l'article 3, le Participant s’engage à :
(a)au cours de l’exécution de son contrat de travail ou de son mandat social et pendant une durée de 12 mois suivant le départ effectif de l’entreprise (la « Période de Restriction »), ne pas, directement ou indirectement par l'entremise d'une personne physique ou morale (chacune, une « Personne »), ayant des activités de génie civil, de construction et de services connexes dans le domaine du pétrole, du gaz et des produits pétrochimiques (l’« Activité »), et notamment, sans y être limitée : Baker Hughes Company, Halliburton Company, John Wood Group plc, McDermott International Inc., National Oilwell Varco Inc., Saipem S.p.A., Schlumberger Ltd., Subsea 7 S.A., Weatherford International plc, ainsi que leurs sociétés affiliées et toute entité leur succédant (l’« Entreprise Concurrente ») de :
(i)solliciter, inciter, persuader toute Personne, qui, à un quelconque moment au cours de la dernière année d’emploi ou de mandat du Participant au sein de l’Employeur (la « Période Considérée »), était un fournisseur de la Société ou de l’une de ses Filiales (et avec lequel le Participant ou l’un de ses subordonnés directs, a été activement impliqué durant cette période ou à l’égard duquel le Participant détient des Informations Confidentielles) à réduire le niveau d’activité entre le fournisseur et la Société ou l’une de ses Filiales. Le Participant ne s’adressera à aucun fournisseur à une quelconque de ces fins, ni n’autorisera ou n’approuvera la prise de telles initiatives par toute autre Personne ;
(ii)solliciter des affaires qui sont de même nature ou de nature semblable à la partie de l’Activité pour laquelle le Participant exerçait une partie significative de sa mission à tout moment au cours de la Période Concernée ou pour laquelle le Participant détient des Informations Confidentielles en raison de son emploi ou mandat pendant la Période Considérée (l’une quelconque de ces activités étant définie comme l'« Activité Concurrente ») de toute Personne qui, à un moment donné pendant la Période Concernée était un client de la Société ou de l’une de ses Filiales (et avec lequel le Participant ou l’un de ses subordonnés directs, a été activement impliqué durant cette période ou à l’égard duquel le Participant détient des Informations Confidentielles). Le Participant ne s’adressera à aucun fournisseur à une quelconque de ces fins, ni n’autorisera ou n’approuvera la prise de telles initiatives par toute autre Personne. Aux fins de la présente restriction, le terme « client » comprend toutes les Personnes dont la Société ou l’une de ses Filiales a reçu des demandes de renseignements pour la fourniture de biens ou de services relatives à l’Activité, même lorsque ces demandes n'ont pas été concluantes ;
(iii)être employé, embauché ou fournir activement ses services à toute Entreprise Concurrente ou à toute entreprise ayant une activité identique ou similaire à l’Activité, située à l’intérieur de la Zone Géographique Prohibée (telle que définie ci-dessous) pendant la Période de Restriction ou pour toute période au cours de laquelle le Participant a connaissance d’Informations Confidentielles. La Zone Géographique Prohibée désigne tous les pays, territoires, comtés, paroisses, arrondissements ou équivalent dans lesquels (A) la Société ou l’une de ses Filiales employant le Participant, a des clients ou fournit des services, pour lesquels le Participant a reçu ou obtenu des Informations Confidentielles au cours de sa période d’emploi ou de mandat ; (B) le Participant s’est vu affecter un client ou une mission de service pour la Société ou l’une de ses Filiales au cours de l’année précédente, ou (C) dans laquelle la Société ou l’une de ses Filiales avait un lieu de travail, un chantier, un établissement ou un bureau où le Participant a pu exercer une activité professionnelle pour la Société ou l’une de ses Filiales au cours de l'année précédente (la « Zone Géographique Prohibée »). Les restrictions du présent article 2 s'appliquent également à l'activité du Participant exercée au profit d'une Entreprise Concurrente située dans la Zone Géographique Prohibée même si le lieu de travail du Participant est situé en dehors de la Zone Géographique Prohibée.
(b)Pendant la Période de Restriction, ne pas employer, embaucher, solliciter, inciter ou persuader toute personne qui, au cours de la Période Concernée, était un salarié, mandataire, consultant ou prestataire de la Société ou de l’une de ses Filiales et qui exerçait pendant la Période Concernée des fonctions d’encadrement dans les domaines de la vente, du marketing, de la finance, de la gestion, ou des fonctions équivalentes, afin d’être embauché ou employé par le Participant ou par toute autre Personne. Le Participant ne s’adressera à aucune personne à une quelconque de ces fins, ni n’autorisera ou n’approuvera la prise de telles initiatives par toute autre Personne.
3.Limitations et modifications. Les modifications et limitations suivantes s’appliquent aux restrictions prévues à l’article 2 ;
(a)Les restrictions prévues à l’article 2 ne s’appliquent pas lorsque le Participant a reçu une autorisation écrite et préalable de la Société pour exercer ses activités ou lorsque les activités exercées par le Participant ne sont pas concurrentes de l’Activité de la Société.
(b)Au cas où l’Employeur dispenserait le Participant de l’exécution d’un éventuel préavis de fin de contrat, le point de départ de la Période de Restriction sera fixé au dernier jour de travail effectif du Participant pour l’Employeur.
(c)La Société peut ajouter ou retirer des entreprises de la liste des Entreprises Concurrentes en cas de réorganisation, de fusion, d'acquisition, de cession ou de tout autre changement important dans la structure organisationnelle d’une Entreprise Concurrente et avisera par écrit le Participant de toute modification apportée à cette liste, le cas échéant.
(d)Chacune des restrictions énoncées à l’article 2 est distincte et indépendante. Elles sont considérées par les parties comme étant proportionnées en toutes circonstances. Il est convenu que si l’une ou plusieurs de ces restrictions, devaient être considérées comme excessives pour la protection des intérêts légitimes de l’Employeur mais seraient considérées comme non-excessives si l’une ou plusieurs de leurs stipulations étaient supprimées, la ou les restriction(s) pertinente(s) s'appliquerai(en)t avec la ou les suppression(s) ou réduction(s) nécessaire(s) pour rendre la ou les restriction(s) pertinente(s) valable(s) et effective(s). Dans le cas où l'une ou l'autre des restrictions ne pouvait être modifiée et était considérée inapplicable, elle pourrait être réputée non écrite sans porter atteinte à la validité ou l’effectivité de toute autre disposition du présent accord.
(e)Le Participant reconnaît qu'il a volontairement accepté les engagements énoncés à l’article 2 et que les limitations et restrictions énoncées aux présentes, notamment les restrictions dans l’espace et dans le temps à l'égard de certaines activités concurrentes, sont proportionnés à tous égards et non excessives ; qu’elles constituent une condition déterminante du présent accord ; qu’elles ont pour objectif et sont nécessaires pour prévenir tout acte de concurrence déloyale, protéger les Informations Confidentielles, le goodwill et intérêts commerciaux importants et légitimes de la Société et de ses Filiales, tout en permettant au Participant d'exercer raisonnablement une activité professionnelle correspondant aux compétences et à l’expertise acquises par lui sans enfreindre les restrictions prévues à l’article 2.
4.Contrepartie. Le Participant reconnaît que l'octroi de RSUs constitue une contrepartie suffisante aux restrictions prévues aux articles 1 et 2.
5.Non-interférence avec les droits du lanceur d’alerte. Aucune disposition de la présente Clause de Confidentialité et de Non-Concurrence n'interdit au Participant de signaler d'éventuelles violations de la loi ou de la réglementation à tout organisme ou autorité gouvernementale ou administrative et/ou de faire des révélations conformément aux dispositions législatives relatives à la protection des lanceurs d’alerte.
6.Exécution forcée des engagements. La Société pourra engager toute action qu’ellel estime nécessaire et juridiquement permise afin de faire respecter les engagements pris au titre du présent accord ou de prévenir toute violation ou risque de violation des articles 1 et 2 du présent accord, notamment en vue de l’indemnisation de tout préjudice résultant d’une telle violation ou d’un tel risque de violation, et/ou l’engagement de toute action judiciaire en vue de mettre un terme à une telle violation ou un tel risque de violation de la présente Clause de Confidentialité et de Non-Concurrence. En raison de la difficulté d'évaluer le préjudice économique subies par la Société et ses Filiales résultant de la violation des articles 1 et 2 du présent accord par le Participant, et en raison du dommage immédiat et irréparable qu’une telle violation serait susceptible de causer, sans autre recours juridique adéquat, le Participant convient que dans le cas où la Société considère à sa seule discrétion que le Participant viole ou risque de violer l’une quelconque de ces dispositions, la Société est en droit d’obtenir une injonction (sans obligation de déposer une caution) de la juridiction compétente en vue de mettre un terme ou d’interdire une telle violation ou un tel risque de violation. Une telle injonction ne constitue pas le seul recours de la Société en cas de violation ou de menace de violation de ces engagements, mais s'ajoute à tous les autres droits et recours dont la Société dispose en droit et en équité, en ce compris l’obtention d’une indemnisation spécifique.
UNITED KINGDOM
The Agreement together with these UK specific terms form the rules of the employee share scheme applicable to the United Kingdom based Employees of the Company and any Subsidiaries. All Awards granted to Employees of the Company or any Subsidiaries who are based in the United Kingdom will be granted on similar terms. This Agreement incorporates the terms of the Plan with the exception that in the United Kingdom only Employees of the Company or any Subsidiaries are eligible to be granted RSUs. Other Eligible Individuals who are not Employees are not eligible to receive RSUs in the United Kingdom.
1.Tax Indemnity. Participant agrees to indemnify and keep indemnified the Company, any Subsidiary, any Parent and his/her Employer, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, employee’s National Insurance contributions and (at the discretion of the Company) employer’s National Contributions (or other similar obligations to pay tax and social security wherever in the world arising) that is attributable to (1) the grant and/or vesting of the RSUs; (2) the acquisition by Participant of the Shares (3) any or all of the restrictions that apply to any of the Shares ceasing to apply to the Shares or otherwise being varied, or (4) the disposal of any Shares (each of those events referred to as a “Taxable Event”)).
2.Tax Liability. RSUs will not vest or be acquired by Participant until Participant has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the grant or vesting of the Awards and/or the acquisition of the Shares by the Participant. The Company shall not be required to issue, allot or transfer Shares until Participant has satisfied this obligation.
3.Election. Participant undertakes that, upon request by the Company, he/she will (on or within 14 days of acquiring the Shares) join with his/her Employer in electing, pursuant to Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) that, for relevant tax purposes, the market value of the Shares acquired on Vesting of the RSUs on any occasion will be calculated as if the Shares were not restricted and Sections 425 to 430 (inclusive) of ITEPA are not to apply to such Shares.
4.Acknowledgement. Participant acknowledges that neither this UK Agreement nor the Plan has been issued, nor has it been approved by, an authorised person within the meaning of the Financial Services and Markets Act 2000 of the United Kingdom and is being directed at the Participant because the offer to which this UK Agreement and the Plan relate has been determined as having regard to the Participant’s circumstances as an Employee of the Company or one of its Subsidiaries. This UK Agreement is strictly confidential and is not for distribution to, and may not be acted upon by, any other person other than the person to whom it has been specifically addressed.
5.For the purposes of this Agreement and the Plan, the following defined term applies:
(a)“Retirement” means the termination of the Participant’s employment at the age when he or she becomes eligible to receive a state pension in the UK.
(b)“Restricted Area” means each country, territory, county, borough, or equivalent thereof in which (A) the Company or a Subsidiary that employs the Participant has customers or service assignments about which Participant received or obtained Confidential Information during his/her employment; (B) the Participant had a customer or service assignment for the Company or any Subsidiary in the one-year period preceding, or (C) in which the Company or any Subsidiary had a work site, job site, facility, or office at which the Participant had work activity for the Company or any Subsidiary in the one-year period preceding.